UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Messrs. Chris Meyer and Monde Nkosi as directors

On September 3, 2024, Mr. Chris Meyer advised Lesaka Technologies, Inc.'s (the "Company") board of directors ("Board") of his intention to resign, effective October 1, 2024, from the Board and all Board committees on which he serves.

On September 5, 2024, Mr. Monde Nkosi advised the Board of his intention to resign, effective upon completion of the Adumo transaction, from the Board and all Board committees on which he serves.

Messrs. Meyer and Nkosi's resignations did not result from any disagreement with the Company relating to its operations, policies or practices.

Appointment of Dean Sparrow as director , effective upon completion of the Adumo acquisition

On September 3, 2024, the Board, approved the appointment of Mr. Dean Sparrow, age 49, to the Board as an independent, non-executive director, effective upon completion of the Adumo acquisition, for a term that will expire at the Company's next annual meeting of shareholders. Mr. Sparrow will also be appointed to the capital allocation committee, effective upon joining the Board.

Mr. Sparrow is currently the Group CEO of Crossfin Holdings (RF) (Pty) Ltd ("Crossfin"), a Fintech investment platform, and has held this position since its formation in May 2017. Crossfin has an indirect holding in Adumo Technologies (RF) (Pty) Ltd.

Mr. Sparrow has over 20 years' experience of investing in Information & Communications Technology businesses in Africa (eight years has been specifically focused on Fintech) with a background in corporate finance. His experience is broad and extends from pure investor to corporate development to hands on responsibility within the senior finance and executive leadership functions at both the operational and corporate levels. As the previous CEO of Capital Eye Investments, Mr. Sparrow was responsible for driving the strategic positioning and growth of the private equity investment vehicle with a focus on technology and technology dependent businesses within the African emerging market.

Mr. Sparrow qualified as a Chartered Accountant (SA) with Deloitte & Touche (South Africa) in Johannesburg in 1999 and holds a Bachelor of Commerce Degree and Honours in Accounting from the University of South Africa.

There are no family relationships between Mr. Sparrow and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Sparrow that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Sparrow will be entitled to compensation on the same basis as the other non-executive directors of the Company.

In connection with Mr. Sparrow's appointment to the Board, the Company has entered into (i) an independent director agreement, providing for, among other things, the terms of his services as a director, compensation and liability, and (ii) an indemnification agreement, providing his with customary indemnification, the terms of which are identical in all material respects to the agreements that the Company previously entered into with its directors, and which were filed with the SEC as Exhibit 10.5 and Exhibit 10.4, respectively, to the Company's Annual Report on Form 10-K, dated as of September 9, 2022, respectively.

Appointment of Naeem Kola as Group Chief Operating Officer, effective October 1, 2024

On September 3, 2024, the Board approved that, on October 1, 2024 ("Effective Date"), Mr. Naeem E. Kola will be appointed to serve as Group Chief Operating Officer ("GCOO") of the Company. As GCOO, Mr. Kola will have overall responsibility for the Company's operational functions. Mr. Kola has served as the Company's Group Chief Financial Officer ("GCFO"), Treasurer and Secretary since March 2022.

Mr. Kola will continue to serve as CFO until the Effective Date. Upon assuming the role of GCOO, Mr. Kola will transition his role and responsibilities as CFO to Mr. Smith.

Appointment of Dan L. Smith as GCFO and Director, effective October 1, 2024

On September 3, 2024, the Board approved the appointment of Dan L. Smith, age 52, as GCFO, Treasurer and Secretary of the Company, effective on the Effective Date. On September 3, 2024, the Board also appointed Mr. Smith as a director of the Company, also effective from the Effective Date, for a term that will expire at the Company's next annual meeting of shareholders. The Company anticipates that Mr. Smith will stand for re-election at the next annual meeting of shareholders.

Mr. Smith is a Chartered Accountant (South Africa), having qualified with PricewaterhouseCoopers South Africa, before moving into various roles in the financial services sectors in South Africa and the United Kingdom. He is currently an employee and Investment Director at Value Capital Partners (Pty) Ltd ("VCP"), the Company's largest shareholder, and has played an active role in the development of Lesaka since 2021. His employment with VCP will terminate on September 30, 2024. Mr. Smith's has over 25 years of corporate finance experience, including heading the Mergers & Acquisitions investment banking team at Standard Bank South Africa. Mr. Smith is also a director of PPC Limited (JSE: PPC) and ADvTECH Limited (JSE: ADH).

There are no family relationships between Mr. Smith and any directors or officers of the Company. There have been no transactions nor are there any proposed transactions between the Company and Mr. Smith that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Employment arrangement with Mr. Smith, effective October 1, 2024

Mr. Smith and the Company and its wholly owned subsidiary, Lesaka Technologies (Pty) Ltd, have entered into an employment arrangement, which will become effective on the Effective Date. These employment arrangements will be formalized in legal agreements before the Effective Date Under the employment arrangement, Mr. Smith will receive an annual base salary of ZAR 6,000,000. He will also be eligible for a short-term cash incentive award during each fiscal year of employment of between 20% and 120% of Mr. Smith's base salary, or ZAR 1,200,000 to ZAR 7,200,000 and subject to certain performance criteria, including but not limited to Mr. Smith's own performance, which will be determined by the remuneration committee in its discretion. In addition, Mr. Smith will be eligible to participate in and receive awards under the Company's Amended and Restated 2022 Stock Incentive Plan (the "2022 Plan") with the terms and conditions of any such awards subject to the discretion of the remuneration committee.

Subject to Mr. Smith's continuous employment on each vesting date, Mr. Smith is entitled to an award of 100,000 shares of restricted stock to be granted on the Effective Date. The sign-on grant vests in equal annual installments over a period of three years commencing on the first anniversary of the grant through October 1, 2027. As of September 4, 2024, the Company's shares of common stock's closing price on NASDAQ was $4.84.

Item 7.01. Regulation FD Disclosure.

On September 5, 2024, the Company issued a press release announcing the resignations of Messrs. Meyer and Nkosi, the appointment of Mr. Sparrow, Mr. Kola's new role, and the appointment of Mr. Smith as described in Item 5.02 above. A copy of the Company's press release is attached hereto as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description
99.1	Press Release, dated September 5, 2024, issued by Lesaka Technologies, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: September 5, 2024	By:	/s/ Naeem E. Kola
	Name:	Naeem E. Kola
	Title:	Group Chief Financial Officer